                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           PDS Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           PDS FINANCIAL CORPORATION
                       6442 CITY WEST PARKWAY, SUITE 300
                             MINNEAPOLIS, MN 55344

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1997

                            ------------------------

TO THE STOCKHOLDERS OF PDS FINANCIAL CORPORATION

    Please take notice that the annual meeting of stockholders of PDS Financial Corporation (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Radisson Plaza Hotel, 35 Seventh Street South, Minneapolis, Minnesota, on Wednesday, May 14, 1997, at 3:30 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

        1.  To elect six directors for the ensuing year.

        2. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants of the Company for the fiscal year ending December 31, 1997.

        3. To act upon any other business that may properly come before the meeting or any adjournments thereof.

    Pursuant to due action of the Board of Directors, only stockholders of record on April 1, 1997 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

    WHETHER OR NOT YOU PLAN TO COME TO THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED. YOUR COOPERATION IN PROMPTLY SIGNING AND RETURNING YOUR PROXY WILL HELP AVOID FURTHER SOLICITATION EXPENSE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By order of the Board of Directors,

                                          PDS Financial Corporation

                                                          [SIG]

                                          David R. Mylrea,
                                          SECRETARY

April 11, 1997

                                PROXY STATEMENT
                                       OF
                           PDS FINANCIAL CORPORATION
                       6442 CITY WEST PARKWAY, SUITE 300
                          MINNEAPOLIS, MINNESOTA 55344

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 1997

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PDS Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held May 14, 1997. The approximate date upon which this Proxy Statement and the accompanying Proxy are expected to be first sent or given to stockholders is April 11, 1997. Each stockholder who signs and returns a Proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new Proxy to the Secretary of the Company. Unless so revoked, the shares represented by each Proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a stockholder who has signed a Proxy does not alone revoke that Proxy.

    Only stockholders of record at the close of business on April 1, 1997 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Company's only outstanding class of voting securities is Common Stock, $0.01 par value, of which 3,119,816 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of stockholders.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director, (iii) each executive officer of the Company, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names:

                                                        PERCENT OF
                 NAME                   NUMBER (4)(5)     CLASS
--------------------------------------  -------------  ------------
Johan P. Finley (1)(2)                     1,088,691         34.9%
David R. Mylrea (1)                          150,800          4.6%
Robert M. Mann (1)                            22,000          0.7%
Peter D. Cleary (1)                           12,000          0.4%
Lona M.B. Finley (1)(3)                      376,032         11.6%
Charles R. Patterson                           8,500          0.3%
  801 12th Avenue North
  Minneapolis, MN 55411
Joel M. Koonce                                11,000          0.4%
  5500 Cenex Drive
  Inver Grove Heights, MN 55077
James L. Morrell                               5,000          0.2%
  1323 Waterford Road
  Woodbury, MN 55125
All officers and directors as a group      1,674,023         48.6%
  (8 persons)

------------------------

(1) The address of such person is 6442 City West Parkway, Suite 300, Minneapolis, Minnesota 55344.

(2) Includes 10,000 shares held as co-trustee for minor child also claimed by spouse as co-trustee. Mr. Finley disclaims beneficial ownership of the shares held by Lona M.B. Finley, his spouse.

(3) Includes 5,000 shares held by Ms. Finley as custodian for her son and 10,000 shares held as co-trustee for minor child also claimed by spouse as co-trustee. Ms. Finley disclaims beneficial ownership of the shares held by Johan P. Finley, her spouse.

(4) Includes shares of Common Stock issuable to the following persons upon the conversion of the April 1, 1997 principal balance of the Company's Convertible Subordinated Debentures: Johan P. Finley, 3,191 shares; David R. Mylrea, 1,595 shares; Lona M.B. Finley, 3,191 shares; all executive officers and directors as a group, 7,977 shares.

(5) Includes shares of Common Stock issuable to the following persons upon exercise of options that are currently exercisable or that will become exercisable within 60 days of the date of this Proxy Statement: David R. Mylrea, 149,205 shares; Robert M. Mann, 22,000 shares; Peter D. Cleary, 12,000 shares; Lona M.B. Finley, 112,841 shares; Charles R. Patterson, 7,500 shares; Joel M. Koonce, 7,500 shares; James L. Morrell, 5,000 shares; all executive officers and directors as a group, 316,046 shares.

                              CERTAIN TRANSACTIONS

    Johan P. Finley, the Company's President, Chief Executive Officer, controlling stockholder and Chairman of the Board, has guaranteed amounts loaned to the Company from time to time under its $5 million and $1 million credit lines.

    In April 1994, the Company entered into a Tax Indemnification Agreement with Johan P. Finley that provides for the indemnification of Mr. Finley for certain tax liabilities, if any, that may arise with respect to the Company's operations during the period in which it was an S corporation. The Company is currently not aware of any such potential liabilities.

    In November 1994, Mr. Finley purchased 66,667 shares of Advanced Cart Technology, Inc. ("ACT"), a Nevada-based casino change cart manufacturer, representing approximately 3% of its outstanding stock. During 1995, the Company made various loans to ACT, all of which were either extended or repaid. The Company believes the terms of these loans were no less favorable to the Company than could have been obtained from unaffiliated parties. In December 1995, the Company loaned $267,000 to ACT, which amount was to be repaid within 12 months. In February 1996, ACT defaulted on this loan and ultimately filed for bankruptcy protection. In December 1996, the Company charged off the remaining loan balance of $237,000. The Company is presently pursuing legal alternatives under the loan agreement.

                         ITEM 1: ELECTION OF DIRECTORS

    Six directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualified. Each of the persons listed below is now serving as a Director of the Company and has consented to continue to serve as a Director, if elected. The Board of Directors proposes for election the following nominees:

    JOHAN P. FINLEY, age 35 is the founder of the Company and has been the President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in February 1988. In addition, Mr. Finley was the President and Chief Executive Officer of RCM Inc. and Home Products, Inc. from 1991 to 1994.

    DAVID R. MYLREA, age 40, has been the Chief Operating Officer of the Company since July 1994 and has been General Counsel, Secretary and a Director of the Company since January 1994. Mr. Mylrea had been engaged in the practice of law in Minneapolis, Minnesota since 1984. He was a partner of the law firm of Parsinen, Bowman and Levy, P.A. from 1989 to 1993. He is a director of Edwards Sales Corporation.

    PETER D. CLEARY, age 39, has been Vice President and Chief Financial Officer since September 1995 and has been a Director of the Company since January 1996. From 1980 to 1995, Mr. Cleary served in various positions with Coopers & Lybrand L.L.P., most recently as Audit Manager. Coopers & Lybrand L.L.P. provides accounting services to the Company.

    CHARLES R. PATTERSON, age 54, has been a member of the Company's Board of Directors since March 1994. Since 1992, he has served as President of The Walman Optical Company, a Minnesota manufacturer and distributor of eyeglasses, accessories and ophthalmic examination equipment. He has served in various capacities with Walman Optical since 1971. Mr. Patterson is a member of the Board of Directors of F D Optical Manufacturing, Inc., a Minnesota optical company, and also serves as a member of the Regional Board of the Optical Laboratory Association of the United States.

    JOEL M. KOONCE, age 58, has been a member of the Company's Board of Directors since April 1994. Since 1986, he has served as Chief Financial and Administrative Officer of CENEX, Inc., a distributor of petroleum and agronomy products and other farm supplies located in St. Paul, Minnesota. Prior to joining CENEX, Mr. Koonce served in various management positions with Land O'Lakes, most recently as Vice President of Administration and Planning for Agricultural Services. Mr. Koonce served in various management positions for General Mills from 1965 to 1981. He is Chairman of the Board of Directors of St. Paul Bank for Cooperatives.

    JAMES L. MORRELL, age 43, has been a member of the Company's Board of Directors since March 1996. He is currently an independent business consultant. From 1986 to 1995, Mr. Morrell was employed by Dain Bosworth Incorporated, where he held a number of management positions, most recently Managing Director, Corporate Finance.

    Directors of the Company are elected to serve until their successors are duly elected and qualified. Each non-employee Board member receives an annual cash retainer of $2,500 and a fee of $1,000 for each Board meeting attended. Upon election or appointment to the Board of Directors, each non-employee director is automatically granted a non-qualified option to purchase 10,000 shares of the Company's Common Stock at its fair market value on the date of grant. These options have a term of ten years and become exercisable as to 2,500 shares on the date of each Annual Meeting of Stockholders at which the director is re-elected or is serving an unexpired term. Messrs. Patterson and Koonce each received 10,000 such options in March 1994 and April 1994, respectively, which have an exercise price of $5.00 per share. Mr. Morrell received 10,000 such options in March 1996 with an exercise price of $2.50 per share. The Company reimburses officers and directors for their authorized expenses.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee, which currently consists of Johan P. Finley, Joel M. Koonce and James L. Morrell. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Audit Committee held one meeting during 1996.

    The Board of Directors has a Compensation Committee, which currently consists of Johan P. Finley, Charles R. Patterson and Joel M. Koonce. The Compensation Committee determines executive compensation and administers the provisions of the Company's 1993 Stock Option Plan. The Compensation Committee held one meeting during 1996.

    The Board of Directors has no standing nomination committee.

    During 1996, the Board of Directors held four meetings. All incumbent directors attended 100% of those meetings of the Board and committees on which they were members that were held while they were serving on the Board or on such committees.

PROXIES AND VOTING

    The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of Directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of the nominees named above. A stockholder who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the Meeting, and is in effect casting a negative vote; a stockholder (including a broker) who does not attend the Meeting and who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors.

    All shares represented by proxies will be voted for the election of the foregoing nominees unless a contrary choice is specified. If any nominee withdraws or otherwise becomes unavailable for any reason, the proxies that would otherwise have been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the two other executive officers who received total salary and bonus in excess of $100,000 during the three preceding fiscal years.

                                                                      LONG-TERM
                                      ANNUAL COMPENSATION           COMPENSATION
                              ------------------------------------  -------------    ALL OTHER
     PRINCIPAL POSITION           YEAR        SALARY      BONUS        OPTIONS     COMPENSATION
----------------------------  ------------  ----------  ----------  -------------  -------------
Johan P. Finley                   1996      $  159,135  $   33,902       --         $  45,397(1)
  President and Chief             1995      $  154,500      --           --         $  16,620(1)
  Executive Officer               1994      $  150,000  $  200,300       --         $  14,963(1)

David R. Mylrea                   1996      $  110,210  $   16,532       --         $  19,821(2)
  Chief Operating Officer         1995      $  107,000  $    9,360        7,500     $  10,020(2)
  and Secretary                   1994      $  100,000  $   97,800      145,455     $   5,625(2)

Robert M. Mann                    1996      $  127,764  $   19,165       --         $   9,020(3)
  Executive Vice President        1995      $   98,800  $    9,360       54,000     $  33,740(3)
                                  1994 (4)      --          --           --             --

------------------------

(1) Consists primarily of Company contributions to a 401(k) plan in the amount of $4,500, $4,620 and $2,963 in 1996, 1995 and 1994, respectively, an annual automobile allowance of $12,000 and a fee in the amount of $27,654 paid for personally guaranteeing bank lines of credit in 1996.

(2) Consists primarily of Company contributions to a 401(k) plan in the amount of $4,060 and $4,620 in 1996 and 1995, respectively, an annual automobile allowance of $5,400, $5,400 and $5,625 in 1996, 1995 and 1994, respectively, and a transaction-related fee of $10,000 in 1996.

(3) Consists primarily of Company contributions to a 401(k) plan in the amount of $2,877 in 1996, an annual automobile allowance of $4,800 and $3,800 in 1996 and 1995, respectively, and reimbursement for moving and temporary living expenses in the amount of $29,940 in 1995.

(4) Mr. Mann joined the Company in March 1995.

EMPLOYMENT AGREEMENTS

    In September 1993, the Company entered into a five-year employment agreement with Johan P. Finley as President and Chief Executive Officer. Mr. Finley is entitled to an annual bonus during the term of his agreement of up to 7% of the Company's pre-tax income. The agreement will automatically renew for additional one-year periods at the expiration of the term, provided that either Mr. Finley or the Company may prevent the renewal by written notice at least 30 days prior to the expiration of the term.

    In January 1994, the Company entered into a five-year employment agreement with David R. Mylrea to serve as Chief Operating Officer, General Counsel and Secretary. In accordance with an income-based formula, Mr. Mylrea is eligible to earn a bonus of up to 55% of his base salary. Under his employment agreement, he may receive an annual discretionary bonus of up to 15% of his base salary.

    In February 1995, the Company entered into a five-year employment agreement with Robert M. Mann to serve as Executive Vice President. In accordance with an income-based formula, Mr. Mann was eligible to earn a bonus of up to 20% of his base salary in 1996. Under his employment agreement, Mr. Mann may receive an annual discretionary bonus of up to 15% of his base salary.

    In September 1995, the Company entered into an employment agreement with Peter D. Cleary to serve as Chief Financial Officer and Vice President. This contract automatically renewed for another year in September 1996. In accordance with an income-based formula, Mr. Cleary is eligible to earn an annual bonus of up to 32.5% of his base salary. Under his employment agreement, Mr. Cleary may receive an annual discretionary bonus of up to 15% of his base salary.

    In March 1994, the Company entered into a three-year employment agreement with Lona M.B. Finley. This contract has automatically renewed for an additional year. In accordance with an income-based formula, Ms. Finley is eligible to earn a bonus of up to 55% of her base salary. Under her employment agreement, she may receive an annual discretionary bonus of up to 15% of her base salary.

    Mr. Finley has agreed not to compete with the Company following termination of employment for a period of one year, and Messrs. Mylrea, Mann and Cleary are subject to two-year non-compete provisions.

STOCK OPTIONS

    There were no stock options granted in 1996 to the executive officers named in the compensation table set forth above.

    In the event of dissolution, liquidation, or an event changing control of the Company (as described in the Stock Option Plan), all outstanding options under the Stock Option Plan will become exercisable in full and each optionee will have the right to exercise his or her options or to receive a cash payment in certain circumstances.

    To date, none of the executive officers named in the compensation table has exercised any options.

    The following table sets forth the number and aggregate dollar value of all unexercised options held by the named executive officers as of the end of 1996. The value of each unexercised, in-the-money option was determined by multiplying
(1) the difference between (a) the market price of a share of Common Stock as of the end of 1996 ($1.75), and (b) the exercise price of the option, by (ii) the number of shares subject to the option.

                                NUMBER OF SHARES SUBJECT TO         VALUE OF UNEXERCISED
                                   UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                     DECEMBER 31, 1996               DECEMBER 31, 1996
                                ----------------------------  --------------------------------
NAME                            EXERCISABLE  NONEXERCISABLE    EXERCISABLE    NONEXERCISABLE
------------------------------  -----------  ---------------  -------------  -----------------
Johan P. Finley                     -0-            -0-             --               --
David R. Mylrea                    149,205          3,750       $     450        $     450
Robert M. Mann                      12,000         42,000       $     240        $     240

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company. The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed of two non-employee directors and one employee director.

    The following report describes the Company's executive compensation program and discusses the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for its 1996 fiscal year.

COMPENSATION PHILOSOPHY

    The goals for the executive compensation program are to:

    - Motivate executives to assist the Company in achieving superior levels of financial and stock performance by closely linking executive compensation to performance in those areas; and

    - Attract, retain and motivate executives by providing compensation and compensation opportunities that are comparable to those offered by other companies in the financial services industry.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

    The elements of the executive compensation program are designed to meet the Company's compensation philosophy. Currently, the Executive Compensation Program is comprised of annual cash compensation and longer-term stock compensation.

    Annual cash compensation consists of base salary and performance bonuses. For lower level employees, salaries are set to be competitive for the industry or marketplace, as appropriate, and bonuses are designed to represent a relatively small percentage of annual cash compensation. For higher-level employees, base salaries are in the low to average range for the financial services industry and potential bonuses constitute a high percentage of annual cash compensation. The Company's executive compensation bonus program has two components: (1) a bonus of up to a specified percentage of base salary is based upon the Company's earnings performance for the year, and (2) an additional bonus of up to 15% of base salary can be awarded at the discretion of the Compensation Committee. The Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer and certain other executive officers whose responsibilities primarily focus on administrative and operational aspects of the Company are paid bonuses semiannually.

    The structure and earnings goals for the executive performance bonus program are reviewed and adjusted annually by the Committee. Discretionary bonus awards for the executive officers are initially determined by the Chief Executive Officer and are submitted to the Committee for discussion and approval. An executive officer's discretionary bonus is based upon the officer's duties and responsibilities, individual performance and future potential. Many of these assessments are subjective in nature and are made annually on a case-by-case basis.

    The Company's 1993 Stock Option Plan as amended provides for the granting of options ("Options") to purchase up to an aggregate of 1,100,000 shares of Common Stock to certain key employees, officers, directors and consultants of the Company. Options granted under the Stock Option Plan may be either Options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Incentive Options"), or those that do not qualify as "incentive stock options" ("Non-Statutory Options"). The Stock Option Plan is administered by the Board of Directors and the Committee, which determines the persons who are to receive Options, the terms and number of shares subject to each Option and whether the Option is an Incentive Option or a Non-Statutory Option.

    The Company currently anticipates that new executive officers would be granted options at the time of hiring, which options would typically vest over a number of years. The Committee believes these grants are in line with external, competitive opportunities and provide a stronger, more direct motivation to executive officers to increase stockholder value. The Company awarded options to purchase a total of 35,000 shares in 1996, all of which vest over a period of years.

EXECUTIVE OFFICER COMPENSATION

    The executive officers' compensation was established at the beginning of 1996 and ratified by the Compensation Committee.

JOHAN P. FINLEY, CHARLES R. PATTERSON AND JOEL M. KOONCE

The Members of the Compensation Committee

                 ITEM 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    At the meeting, a vote will be taken on a proposal to ratify the appointment of Coopers & Lybrand L.L.P. by the Board of Directors to act as independent accountants of the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. are independent accountants and auditors who have audited the accounts of the Company annually since inception.

    Representatives of Coopers & Lybrand L.L.P. will attend the stockholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and beneficial owners of more than ten percent of the outstanding shares of Common Stock are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and ten-percent owners were satisfied.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Secretary of the Company, PDS Financial Corporation, 6442 City West Parkway, Suite 300, Minneapolis, Minnesota 55344, no later than December 15, 1997, for inclusion in the Proxy Statement for such annual meeting.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of preparing, assembling and mailing the Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by facsimile or by special letter.

    The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment.

                                                          [SIG]

                                          David R. Mylrea
                                          SECRETARY

                           PDS FINANCIAL CORPORATION
                       6442 CITY WEST PARKWAY, SUITE 300
                             MINNEAPOLIS, MN 55344

                                 APRIL 11, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Johan P. Finley and David R. Mylrea, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of PDS Financial Corporation (the "Company") held by the undersigned on April 1, 1997, at the Annual Meeting of Stockholders of the Company, to be held on May 14, 1997, at 3:30 P.M., at the Radisson Plaza Hotel, 35 Seventh Street, Minneapolis, Minnesota, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN ITEM 1 AND FOR PROPOSAL 2 LISTED HEREIN. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

    Receipt of Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope--no postage required. Please mail promptly to save further solicitation expenses.

                                   P R O X Y

1. ELECTION OF DIRECTORS: Nominees: Johan P. Finley, David R. Mylrea, Peter D. Cleary, Charles R. Patterson, Joel M. Koonce and James L. Morrell

    / / VOTE FOR all nominees listed      / / WITHHOLD AUTHORITY
        above (except vote withheld for       to vote for all nominees listed
        the following nominees, if any,       above
        whose names are written below).

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2. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants of the Company for the fiscal year ending December 31, 1997.

         FOR / /                AGAINST / /                ABSTAIN / /

3. To vote with discretionary authority upon such other matters as may come before the meeting.

INSTRUCTION: When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee, custodian, or guardian, please give full title as such. If shares are held by a corporation, this proxy should be signed in full corporate name by its president or other authorized officer. If a partnership holds the shares subject to this proxy, an authorized person should sign in the name of such partnership.

                                             SIGNATURE(S)
                                             ___________________________________
                                             ___________________________________
                                             Dated: ______________________, 1997